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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on December 16, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

QWEST COMMUNICATIONS INTERNATIONAL INC.	QWEST SERVICES CORPORATION	QWEST CAPITAL FUNDING, INC.

(Exact name of each registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Colorado (State or other jurisdiction of incorporation or organization)	Colorado (State or other jurisdiction of incorporation or organization)
84-1339282 (I.R.S. Employer Identification Number)	84-1339283 (I.R.S. Employer Identification Number)	84-1028672 (I.R.S. Employer Identification Number)

1801 California Street
Denver, Colorado 80202
(303) 922-1400
(Address, including zip code, and telephone number, including area code, of the registrants' principal executive offices)

Stephen E. Brilz
Deputy General Counsel
Qwest Communications International Inc.
1801 California Street
Denver, Colorado 80202
(303) 922-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Richard M. Russo
Gibson, Dunn & Crutcher LLP
1801 California Street, Suite 4200
Denver, Colorado 80202
(303) 298-5700

and

Jeffery L. Norton
Peter E. Ruhlin
Linklaters
1345 Avenue of the Americas
New York, New York 10105
(212) 424-9000

        Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

(The facing page is continued on the following page.)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Amount of registration fee

Debt Securities, Preferred Stock, Common Stock, Purchase Contracts, Depositary Shares(2), Warrants(3), or Units(4)	$1,235,000,000	$132,145(6)

Guarantees by Qwest Services Corporation of Debt Securities(5)	$0	$0

Guarantees by Qwest Capital Funding, Inc. of Debt Securities(5)	$0	$0

(1)
Includes such indeterminate principal amount of debt securities, preferred stock, or common stock as May be issued in the event the registrant elects to offer fractional interests in preferred stock and such indeterminate amounts of debt securities, preferred stock, or common stock as May be issued upon conversion of, in exchange for or upon exercise of convertible or exchangeable debt securities, preferred stock, purchase contract, warrant or unit that provides for exercise or conversion into such securities, including any securities issuable upon stock splits and similar transactions pursuant to Rule 416 under the Securities Act. The amount of common stock registered in any at-the-market offering by us or on our behalf shall be limited to that which is permissible under rule 415(a)(4)(ii) under the Securities Act. Amount shown is in United States dollars or equivalent thereof in any other currency, currency unit or units or composite currency or currencies.

(2)
Depositary Shares representing Preferred Stock of Qwest Communications International Inc.

(3)
Pursuant to Rule 457(g), no registration fee is attributable to the warrants registered hereby.

(4)
Any securities registered hereunder May be sold separately or as units with other securities registered hereunder.

(5)
There is being registered hereunder all guarantees and other obligations that Qwest Services Corporation and Qwest Capital Funding, Inc. May have with respect to debt securities issued by Qwest Communications International Inc. No separate consideration will be received for such guarantees.

(6)
A registration fee of $145,359.50 has already been paid with respect to $1,235,000,000 aggregate initial public offering price of securities that were previously registered pursuant to the registration statement on Form S-3 (SEC File No. 333-127160), filed by the registrants on August 3, 2005, which securities were not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, $132,145 of such unutilized filing fee is being applied to the filing fee payable pursuant to this registration statement.

PROSPECTUS

QWEST COMMUNICATIONS INTERNATIONAL INC.

QWEST SERVICES CORPORATION, as Guarantor

QWEST CAPITAL FUNDING, INC., as Guarantor

$1,235,000,000

Debt Securities
Preferred Stock
Common Stock
Purchase Contracts
Depositary Shares
Guarantees of Debt Securities
Warrants
Units

        By this prospectus, QCII, QSC and QCF may from time to time offer securities to the public. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and each applicable supplement carefully before you invest. Any debt securities we issue under this prospectus may be guaranteed by QSC and/or QCF, our direct wholly-owned subsidiaries.

        QCII's common stock is listed on the New York Stock Exchange under the ticker symbol "Q."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representations to the contrary are a criminal offense.

        This prospectus may not be used to sell our securities unless it is accompanied by the applicable prospectus supplement.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information or to make additional representations. We are not making or soliciting an offer of any securities other than the securities described in this prospectus and any prospectus supplement. We are not making or soliciting an offer of these securities in any state or jurisdiction where the offer is not permitted or in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

        Investing in our securities involves a high degree of risk. See "Risk Factors" contained in the applicable prospectus supplement.

        We will sell these securities directly, or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement.

The date of this prospectus is December 16, 2005.

TABLE OF CONTENTS

About This Prospectus
Where You Can Find More Information
Incorporation by Reference
Forward-Looking Statements
The Company
Use of Proceeds
Ratio of Earnings to Fixed Charges
Legal Matters
Experts

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that QCII, QSC, and QCF filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration or continuous offering process. Under this registration statement, we may sell any combination of the securities described in this prospectus from time to time, either separately or in units, in one or more offerings. Together, these offerings may total up to $1,235,000,000.

        Each time we sell any securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any information incorporated by reference herein, on the one hand, and the information contained in any applicable prospectus supplement and any information incorporated by reference therein, on the other hand, you should rely on the information in the applicable prospectus supplement or incorporated by reference therein. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information." The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC's website or at the SEC's offices mentioned under the heading "Where You Can Find More Information."

        As used in this prospectus, unless the context otherwise requires or indicates:

  •
  "QCII" refers to Qwest Communications International Inc., a Delaware corporation;

  •
  "QSC" refers to Qwest Services Corporation, a Colorado corporation;

  •
  "QCF" refers to Qwest Capital Funding, Inc., a Colorado corporation; and

  •
  "Qwest," the "Company," "we," "us," and "our" or similar terms refer to QCII and its consolidated subsidiaries, including QSC and QCF.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access and read our SEC filings, including the complete registration statement and all exhibits to it, over the Internet at the SEC's web site at http://www.sec.gov. This uniform resource locator is included in this prospectus as an inactive textual reference only. Unless specifically listed under "Incorporation By Reference" below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

        You may read and copy any document we file with the SEC at the SEC's Public Reference Room located at 100 F Street, NE, Room 150, Washington, D.C. 20549. You may also request copies of the documents that we file with the SEC by writing to the SEC's Public Reference Room, 100 F Street, N.E., Room 150, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room and copying charges.

        Our SEC filings are also available at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005. We also post our SEC filings on our website at http://www.qwest.com. Our website address is included in this prospectus as an inactive textual reference only. Information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means we can disclose important information to you by referring you to other documents that contain that information. The information incorporated by reference is an important part of this prospectus. Any information that we file with the SEC in the future and incorporate by reference will automatically update and supersede the information contained or incorporated by reference in this prospectus. We incorporate by reference in this prospectus the following documents filed by us with the SEC:

  •
  the description of our common stock contained in our Form 8-A filed December 27, 1999, including any amendment or report filed for the purpose of updating this description;

  •
  our Annual Report on Form 10-K for the year ended December 31, 2004, filed on February 18, 2005 (our "2004 Form 10-K"), which incorporates by reference certain portions of our proxy statement dated April 6, 2005;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 3, 2005, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed on August 2, 2005, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 1, 2005 (our "2005 Form 10-Qs"); and

  •
  our Current Reports on Form 8-K filed February 16, 2005, February 17, 2005, February 18, 2005, February 22, 2005, February 24, 2005, March 1, 2005, March 2, 2005, March 4, 2005, March 14, 2005, March 31, 2005, May 2, 2005, May 13, 2005, June 3, 2005, June 10, 2005, June 23, 2005, July 15, 2005, August 24, 2005 (two filed on this date), September 16, 2005 (two filed on this date), October 24, 2005, November 3, 2005, November 8, 2005, November 14, 2005, November 21, 2005, November 28, 2005, December 6, 2005 and December 16, 2005.

        All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this prospectus and prior to the termination of all offerings made pursuant to this prospectus also will be deemed to be incorporated herein by reference and will automatically update information in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

        Statements made in this prospectus, in any prospectus supplement or in any document incorporated by reference in this prospectus as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to the documents incorporated by reference.

        We will provide to you, at no cost, a copy of any document incorporated by reference in this prospectus and any exhibits specifically incorporated by reference in those documents. You may request copies of these filings from us by mail at the following address: Corporate Secretary, Qwest Communications International Inc., 1801 California Street, Denver, Colorado 80202, or by telephone at the following telephone number: (303) 992-1400.

        QSC and QCF are consolidated wholly owned subsidiaries. Under SEC rules, QSC and QCF are not required to file separate reports with the SEC, although certain consolidated financial information about QSC and QCF can be found in the footnotes to our financial statements.

FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference forward-looking statements about our financial condition, results of operations and business. These statements include, among others:

  •
  statements concerning the benefits that we expect will result from our business activities and certain transactions we have completed, such as increased revenue, decreased expenses and avoided expenses and expenditures; and

  •
  statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

        These statements may be made expressly in this prospectus or may be incorporated by reference to other documents we file with the SEC. You can find many of these statements by looking for words such as "may," "would," "could," "should," "plan," "believes," "expects," "anticipates," "estimates," or similar expressions used in this prospectus or incorporated by reference in this prospectus.

        These forward looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results to be materially different from any future results expressed or implied by us in those statements. Some of these risks are described under "Risk Factors" and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2004 Form 10-K and our 2005 Form 10-Qs.

        These risk factors should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Given these uncertainties, we caution investors not to unduly rely on our forward-looking statements. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Further, the information contained in this prospectus is a statement of our intention as of the date of this prospectus and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and our assumptions as of such date. We may change our intentions, at any time and without notice, based upon any changes in such factors, in our assumptions or otherwise.

THE COMPANY

        We provide local telecommunications and related services, long-distance services and wireless, data and video services within our local service area, which consists of the 14-state region of Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington and Wyoming. We also provide long-distance services and reliable, scalable and secure broadband data and voice communications outside our local service area as well as globally.

        We previously provided directory publishing services in our local service area. In November 2002, we sold our directory publishing business in seven of the 14 states in which we offered these services. In September 2003, we sold the directory publishing business in the remaining states. As a consequence, the results of operations of our directory publishing business are included in income from discontinued operations in our consolidated statements of operations.

        We currently operate in three segments:

  •
  wireline services;

  •
  wireless services, and

  •
  other services.

        QSC is the direct corporate parent of Qwest Corporation, the entity that, among other things, operates our regulated local telephone business, and Qwest Communications Corporation, the entity through which we conduct substantially all of our unregulated business.

        QCF facilitates the obtaining of debt financing for Qwest's affiliates.

Corporate Information

        QCII, a Delaware corporation, was incorporated on February 18, 1997. QCII will be the issuer of the securities to be sold pursuant to this prospectus other than any guarantees.

        QSC, a Colorado corporation, was incorporated on January 16, 1996. QSC may be the issuer of guarantees issued pursuant to this prospectus. QCII is the direct corporate parent of QSC.

        QCF, a Colorado corporation, was incorporated on June 10, 1986. QCF may be the issuer of guarantees issued pursuant to this prospectus. QCII is the direct corporate parent of QCF.

        Our principal executive offices are located at 1801 California Street, Denver, Colorado 80202, and our telephone number is (303) 992-1400.

USE OF PROCEEDS

        Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds we expect to receive from the sale of the securities will be used for general corporate purposes, which may include, among others, the following:

  •
  reduction or refinancing of existing debt;

  •
  making capital investments;

  •
  funding working capital requirements; and

  •
  funding possible acquisitions and investments.

        Pending any specific application, net proceeds may initially be invested in short-term marketable securities or applied to the reduction of short-term indebtedness.

1

RATIO OF EARNINGS TO FIXED CHARGES

        For the years ended December 31, 2004, 2003, 2002, 2001 and 2000 and the nine months ended September 30, 2005, our earnings were insufficient to cover fixed charges. The amount of additional earnings needed to cover fixed charges was $1.7 billion, $1.8 billion, $20.1 billion, $7.5 billion and $2.1 billion for the years ended December 31, 2004, 2003, 2002, 2001 and 2000, respectively. The amount of additional earnings needed to cover fixed charges was $248 million for the nine months ended September 30, 2005. "Earnings" for the purpose of this ratio are computed by adding income (loss) before income taxes, discontinued operations, cumulative effect of changes in accounting principles and fixed charges (excluding capitalized interest). "Fixed charges" consist of interest (including capitalized interest) on indebtedness and an interest factor on rentals.

LEGAL MATTERS

        Certain legal matters on behalf of QCII, QSC and QCF will be passed upon for us by Stephen E. Brilz, Esq. If legal matters in connection with offerings made by this prospectus are passed on by other counsel for us or by counsel for the underwriters of an offering of the securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements and the related consolidated financial statement schedule of Qwest Communications International Inc. as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management's assessment of the effectiveness of internal controls over financial reporting as of December 31, 2004 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report covering the consolidated financial statements as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, refers to the adoption of certain new accounting standards.

2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The following table sets forth all expenses payable by us in connection with the offering of the securities being registered, other than discounts and commissions.

Securities and Exchange Commission registration fee	$132,145
Printing expenses*	$250,000
Legal fees and expenses*	$275,000
Accounting fees and expenses*	$275,000
Transfer Agent fees and expenses*	$12,500
Rating Agency fees*	$25,000
Trustee's and Depositary's fees and expenses*	$12,500
Miscellaneous*	$17,855

Total*	$1,000,000

*
Estimated.

Item 15. Indemnification of Directors and Officers

        The following summaries are subject to the complete text of the statutes and organizational documents of the registrants described below and are qualified in their entirety by reference thereto. QCII is a Delaware corporation, and each of QSC and QCF is a Colorado corporation.

Qwest Communications International Inc., a Delaware corporation

        Section 145 of the Delaware General Corporation Law (the "DGCL") sets forth the circumstances in which a Delaware corporation is permitted and/or required to indemnify its directors and officers. The DGCL permits a corporation to indemnify its directors and officers in certain proceedings if the director or officer has complied with the standard of conduct set out in the DGCL. The standard of conduct requires that the director or officer must have acted in good faith, in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to matters in a criminal proceeding, the director or officer must have had no reason to believe that his or her conduct was unlawful. With respect to suits by or in the right of the corporation, the DGCL permits indemnification of directors and officers if the person meets the standard of conduct, except that it precludes indemnification of directors and officers who are adjudged liable to the corporation, unless the Court of Chancery or the court in which the corporation's action or suit was brought determines that the director or officer is fairly and reasonably entitled to indemnity for expenses. To the extent that a present or former director or officer of the corporation is successful on the merits or otherwise in his or her defense of a proceeding, the corporation is required to indemnify the director or officer against reasonable expenses incurred in defending himself or herself. The rights provided in Section 145 of the DGCL are not exclusive, and the corporation may also provide for indemnification under bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        QCII provides for indemnification of directors and officers in its Amended and Restated Bylaws. The Amended and Restated Bylaws provide for indemnification of its current (and, in some cases, former) directors and officers against any liability incurred in connection with any proceeding in which such person may be involved as a party or otherwise, by reason of the fact that such person is or was serving in an indemnified capacity, except: (a) to the extent that any such indemnification against a particular liability is expressly prohibited by applicable law, or (b) where a judgment or other final adjudication adverse to such person establishes, or where it is determined in accordance with applicable law, that his or her acts or omissions (i) were in breach of such person's duty of loyalty to QCII or its stockholders, (ii) were not in good faith or involved intentional misconduct or a knowing violation of law, or (iii) resulted in receipt by such person of an improper personal benefit. To the extent permitted by law, officers and directors are required to cooperate with QCII as a condition to receiving indemnification under the Amended and Restated Bylaws.

        Section 102(b)(7) of the DGCL provides that a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit. As permitted by the DGCL, QCII's Restated Certificate of Incorporation eliminates a director's personal liability for monetary damages to QCII and its stockholders except for liability for any breach of the director's duty of loyalty to QCII or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, arising under Section 174 of the DGCL, or for any transaction from which the director derived an improper personal benefit.

        QCII, QSC and QCF also have agreements with certain of their officers and directors which require that QCII, QSC or QCF, respectively, indemnify such officers and directors to the extent permitted or required by each company's Bylaws and applicable law. The directors and officers of QCII, QSC and QCF are covered by insurance policies that insure them against certain liabilities.

Qwest Services Corporation and Qwest Capital Funding, Inc., each a Colorado corporation

        QSC and QCF are governed by provisions of their Amended and Restated Articles of Incorporation and/or Amended and Restated Bylaws that set forth the circumstances in which each corporation is required to indemnify its respective officers and directors under applicable law. The Colorado Business Corporations Act (the "CBCA"), as set forth in Title 7, Articles 101 to 117 of the Colorado Revised Statutes, governs QSC's and QCF's obligations to indemnify their officers and directors. The CBCA specifies the circumstances under which a corporation may indemnify its directors, officers, employees and agents. As to directors, the CBCA generally requires that a director provide a statement that he or she has met a certain standard of conduct. The CBCA standard requires that a director must have acted in good faith and, for acts done in a director's official capacity, must have reasonably believed that he or she acted in the best interests of the corporation. In all other instances, the director must have acted in good faith and must have reasonably believed that he or she acted in a manner that was not opposed to the best interests of the corporation. In criminal proceedings, the director must not have had a reason to believe that his or her conduct was unlawful. In a proceeding brought by or in the right of the corporation, or that alleges that a director improperly received a personal benefit, the director cannot be indemnified if he or she is adjudged liable, unless a court orders the corporation to pay reasonable expenses. On the other hand, the corporation must pay reasonable expenses that a director or officer incurred in a proceeding when any director or officer is wholly successful on the merits or otherwise in defending any civil or criminal proceeding. The CBCA permits the corporation to indemnify officers and employees to a greater extent than it can indemnify directors if such indemnification would not violate public policy.

        The Amended and Restated Bylaws of both QSC and QCF also require indemnification of their respective directors and officers if such indemnification would be consistent with the CBCA, subject to certain conditions. These conditions include, among other things, that (a) the director or officer must have acted consistently with the standards of conduct set forth in the CBCA and described above, and (b) the director or officer must cooperate with the corporation in connection with the proceeding. In certain situations, QSC and QCF also are required to pay legal fees and expenses to their respective officers and directors in advance of a final judgment. The rights granted to the respective officers and directors by the Amended and Restated Bylaws of QSC and QCF are not exclusive and continue as to former officers and directors.

        The CBCA also provides that a corporation may in its articles of incorporation eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except for monetary damages for any breach of the director's duty of loyalty to the corporation or its shareholders, acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, certain acts regarding approval of unlawful distributions or any transaction from which the director directly or indirectly derived an improper personal benefit. The Amended and Restated Articles of Incorporation of QSC and QCF eliminate the personal liability of any director of the corporation to the corporation and its shareholders for monetary damages for any breaches of fiduciary duties as a director, to the fullest extent permitted by the CBCA.

Item 16. Exhibits

        A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings

        The undersigned registrants hereby undertake:

        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the Form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a Form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        That, for the purpose of determining liability under the Securities Act to any purchaser:

          (A)  Each prospectus filed by the registrants pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such Form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

        That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

        That, for purposes of determining any liability under the Securities Act, each filing of QCII's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 16, 2005.

QWEST COMMUNICATIONS INTERNATIONAL INC.
/s/ OREN G. SHAFFER
By:	Oren G. Shaffer
Title:	Vice Chairman and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Richard C. Notebaert	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	December 16, 2005
/s/ OREN G. SHAFFER Oren G. Shaffer	Vice Chairman and Chief Financial Officer (Principal Financial Officer)	December 16, 2005
* John W. Richardson	Controller and Senior Vice President (Principal Accounting Officer)	December 16, 2005
* Linda G. Alvarado	Director	December 16, 2005
* Philip F. Anschutz	Director	December 16, 2005
* Charles L. Biggs	Director	December 16, 2005
* K. Dane Brooksher	Director	December 16, 2005
* Cannon Y. Harvey	Director	December 16, 2005

* Peter S. Hellman	Director	December 16, 2005
R. David Hoover	Director
Patrick J. Martin	Director
Caroline Matthews	Director
Wayne W. Murdy	Director
* Frank P. Popoff	Director	December 16, 2005
James A. Unruh	Director
*By:	/s/ OREN G. SHAFFER Oren G. Shaffer Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 16, 2005.

QWEST SERVICES CORPORATION INC.
/s/ OREN G. SHAFFER
By:	Oren G. Shaffer
Title:	Vice Chairman and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Richard C. Notebaert	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	December 16, 2005
/s/ OREN G. SHAFFER Oren G. Shaffer	Director, Vice Chairman and Chief Financial Officer (Principal Financial Officer)	December 16, 2005
* John W. Richardson	Controller and Senior Vice President (Principal Accounting Officer)	December 16, 2005
*By:	/s/ OREN G. SHAFFER Oren G. Shaffer Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 16, 2005.

QWEST CAPITAL FUNDING, INC.
/s/ OREN G. SHAFFER
By:	Oren G. Shaffer
Title:	Vice Chairman and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Richard C. Notebaert	Chief Executive Officer (Principal Executive Officer)	December 16, 2005
/s/ OREN G. SHAFFER Oren G. Shaffer	Sole Director, Vice Chairman and Chief Financial Officer (Principal Financial Officer)	December 16, 2005
* John W. Richardson	Controller and Senior Vice President (Principal Accounting Officer)	December 16, 2005
*By:	/s/ OREN G. SHAFFER Oren G. Shaffer Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Exhibit
1.1	Form of Underwriting Agreement for debt securities and/or warrants to purchase debt securities.*
1.2	Form of Underwriting Agreement for equity securities and/or warrants to purchase equity securities.*
1.3	Form of Underwriting Agreement for convertible debt securities and/or warrants to purchase convertible debt securities.*
1.4	Form of Distribution Agreement.*
4.1	Restated Certificate of Incorporation of Qwest Communications International Inc. (incorporated by reference to Annex H to the Registration Statement of Qwest Communications International Inc. on Form S-4/A filed September 17, 1999, File No. 333-81149).
4.2	Certificate of Amendment of Restated Certificate of Incorporation of Qwest Communications International Inc. (incorporated by reference to Exhibit 3.2 to Qwest Communications International Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, File No. 001-15577).
4.3	Amended and Restated Bylaws of Qwest Communications International Inc., adopted as of July 1, 2002 and amended as of May 25, 2004 (incorporated by reference to Exhibit 3.3 to Qwest Communications International Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, File No. 001-15577).
4.4	Amended and Restated Articles of Incorporation of Qwest Services Corporation (incorporated by reference to Exhibit 3.1 to the Registration Statement of Qwest Services Corporation, Qwest Communication International Inc., and Qwest Capital Funding, Inc. on Form S-4 filed May 3, 2004, File No. 333-115115).
4.5	Amended and Restated Bylaws of Qwest Services Corporation, effective as of February 13, 2003 (incorporated by reference to Exhibit 3.2 to the Registration Statement of Qwest Services Corporation, Qwest Communication International Inc., and Qwest Capital Funding, Inc. on Form S-4 filed May 3, 2004, File No. 333-115115).
4.6	Amended and Restated Articles of Incorporation of Qwest Capital Funding, Inc. (incorporated by reference to Exhibit 3.5 to the Registration Statement of Qwest Services Corporation, Qwest Communications International Inc., and Qwest Capital Funding, Inc. on Form S-4 filed May 3, 2004, File No. 333-115115).
4.7	Amended and Restated Bylaws of Qwest Capital Funding, Inc. (incorporated by reference to Exhibit 3.6 to the Registration Statement of Qwest Services Corporation, Qwest Communications International Inc., and Qwest Capital Funding, Inc. on Form S-4 filed May 3, 2004, File No. 333-115115).
4.8	Senior Debt Securities Indenture, dated as of November 8, 2005, by and between Qwest Communications International Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Qwest Communications International Inc.'s Current Report on Form 8-K filed November 14, 2005, File No. 001-15577).
4.9	Form of Subordinated Debt Indenture (incorporated by reference to Exhibit 4.8(b) to the Registration Statement of Qwest Communications International Inc., Qwest Services Corporation and Qwest Capital Funding, Inc. on Form S-3 filed August 3, 2005, File No. 333-127160).
4.10	Form of Global Senior Note.*
4.11	Form of Global Senior Convertible Note.*
4.12	Form of Global Subordinated Note.*
4.13	Form of Global Subordinated Convertible Note.*

4.14	Specimen of Certificate Representing Qwest Communications International Inc.'s Common Stock (incorporated by reference to Exhibit 4.13 to the Registration Statement of Qwest Communications International Inc., Qwest Services Corporation, and Qwest Capital Funding, Inc. on Form S-3 filed August 3, 2005, File No. 333-127160).
4.15	Form of Certificate of Designation for Preferred Stock of Qwest Communications International Inc.*
4.16	Form of Warrant Agreement.*
4.17	Form of Depositary Agreement.*
4.18	Form of Depositary Receipt.*
4.19	Form of Purchase Contract Agreement.*
4.20	Form of Unit Agreement.*
4.21	Form of Unit Certificate.*
5.1	Opinion of Stephen E. Brilz, Esq.
12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to Qwest Communications International Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed November 1, 2005, File No. 1-15577).
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Stephen E. Brilz, Esq. (included in the opinion referred to in Exhibit 5.1 above).
24.1	Qwest Communications International Inc. Power of Attorney.
24.2	Qwest Capital Funding, Inc. Power of Attorney.
24.3	Qwest Services Corporation Power of Attorney.
25.1	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 in respect of the Senior Debt Indenture.
25.2	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 in respect of the Subordinated Debt Indenture.

*
To be filed by amendment or via Form 8-K.